UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2007

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 West Market Street, Warsaw, Indiana 46580

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01               Entry into a Material Definitive Agreement

Grant of Restricted Stock to Non-Employee Directors

On February 9, 2007, upon recommendation from the Compensation Committee, the Board of Directors (the “Board”) of Symmetry Medical Inc. (the “Company”) approved a grant of restricted common stock of the Company to each of the non-employee directors of the Company, pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan (referenced as Exhibit 10.12 from Company’s Annual Report on Form 10-K) and Restricted Stock Agreements between each such non-employee director and the Company.

Upon recommendation from the Compensation Committee, the Board will grant to each non-employee director, including Francis T. Nusspickel, Frank Turner, Stephen B. Oresman, and James S. Burns, 3,700 shares of restricted common stock of the Company.  The terms and conditions of the grant of these shares will be governed by the Company’s Amended and Restated 2004 Equity Incentive Plan and Restricted Stock Agreements between each such non-employee director and the Company.  A form of restricted stock agreement is attached hereto as Exhibit 10.1.

Executive Officer Performance-Based Bonus Plan

On February 9, 2007, upon recommendation from the Compensation Committee the Board approved the following bonus plan for fiscal year 2007, in which the Executive Officers of the Company will participate, which sets forth the possible bonuses that may be earned (subject to change, or elimination entirely, in the Company’s discretion) as a percentage of gross pay upon achievement of individual specified tasks related to the management effectiveness and satisfaction by the Company and its consolidated subsidiaries (except in the case of Richard J. Senior, whose bonuses are dependent upon satisfaction by the Company’s European consolidated subsidiaries) of financial targets for the performance criteria set forth below.  This bonus plan is identical to the fiscal year 2006 plan:

Name and Position	Performance is between 15% below plan budget and plan budget				Bonus for achievement of tasks specified by Board	Performance is between plan budget and 10% above plan budget				Maximum Possible Bonus
	Sales	Net Operating Income	Cash	Total		Sales	Net Operating Income	Cash	Total
Brian Moore,
President and
Chief Executive Officer	—	50%	—	50%	20%	—	30%	—	30%	100%

Andrew Miclot,
Senior Vice President,
Marketing, Sales and
Business Dev.,
Investor Relations	10%	30%	5%	45%	5%	—	25%	5%	30%	80%

Fred Hite,
Senior Vice President,
Chief Financial Officer
and Secretary	—	35%	10%	45%	5%	—	20%	10%	30%	80%

D. Darin Martin,
Senior Vice President,
Quality Assurance/
Regulatory Affairs,
Compliance Officer	—	40%	—	40%	10%	—	30%	—	30%	80%

Richard J. Senior,
Senior Vice President and
General Manager, Europe	—	15%	10%	25%	5%	—	10%	10%	20%	50%

Item 8.01.   Other Events

The executive officers did not earn bonuses pursuant to the fiscal year 2006 bonus plan.  On February 9, 2007, upon recommendation from the Compensation Committee, the Board authorized discretionary bonuses for select executive officers.  The discretionary bonuses were authorized based upon the performance of specific tasks that we believe improved the Company’s overall strategic competitiveness.  The amounts are listed below:

Name and Position	Board of Director Authorized Discretionary Bonus based on performance of specific tasks that improved strategic competitiveness
Brian Moore, President and Chief Executive Officer	50,000

Fred Hite, Senior Vice President, Chief Financial Officer and Secretary	30,000

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Restricted Stock Agreement (Non-Employee Directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: February 15, 2007	Name:	Fred L. Hite
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement (Non-Employee Directors)